                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive Information Statement

                           FAIR GROUNDS CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FAIR GROUNDS CORPORATION
                           1751 Gentilly Boulevard
                       New Orleans, Louisiana   70119


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Fair Grounds Corporation:


         Please take notice that the annual meeting of shareholders of Fair Grounds Corporation (the "Company") will be held on Tuesday, May 20, 1997, at 2:00 p.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana, for the following purposes:

         1. To elect seven directors;

         2. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Rebowe & Company, CPAs (a professional corporation) to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending October 31, 1997; and

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 17, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. A list of such shareholders will be available for inspection at the time and place of the meeting.

         All shareholders are cordially invited to attend the meeting at which sandwiches and refreshments will be served.


                                              By Order of the Board of Directors



                                              JoAn B. Stewart
                                              Secretary


April 30, 1997

                          FAIR GROUNDS CORPORATION
                           1751 Gentilly Boulevard
                        New Orleans, Louisiana 70119


                            INFORMATION STATEMENT


         This Information Statement is furnished to the shareholders of Fair Grounds Corporation (the "Company") in connection with the annual meeting of shareholders which is to be held on Tuesday, May 20, 1997, at 2:00 p.m., Central Time, at the Fair Grounds Race Course, 1751 Gentilly Boulevard, New Orleans, Louisiana. This Information Statement and the Company's 1996 Annual Report to Shareholders are being first sent or given to shareholders on or about April 30, 1997.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         At the annual meeting, the Company's shareholders will consider and vote upon (i) the election of seven directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified and (ii) a proposal to ratify the action of the Board of Directors in selecting Rebowe & Company, CPAs (a professional corporation) to serve as independent accountants to audit the financial statements of the Company for the fiscal year ending October 31, 1997.


           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                           NOT TO SEND US A PROXY

VOTING SECURITIES AND VOTING RIGHTS; RECORD DATE

         Common shares, without par value, are the only voting securities of the Company. Holders of record of common shares outstanding at the close of business on April 17, 1997 will be entitled to one vote for each common share held of record on such date upon each matter presented to the shareholders to be voted upon at the annual meeting. At the close of business on April 17, 1997, the Company had outstanding 468,580 common shares. The presence, in person or by proxy, of a majority of the common shares of the Company outstanding on the record date will constitute a quorum for the transaction of business at the annual meeting. Pursuant to the Company's Bylaws the affirmative vote of the holders of a majority of the common shares which are present in person or by proxy at the annual meeting is required to elect directors and to ratify the selection of auditors. Ballots, together with any proxies sent to the Company, which are marked to "withhold authority" for the election of any one or more nominees for election as directors and ballots, together with any proxies sent to the Company, which are marked "abstain" with respect to the ratification of the Company's selection of independent accountants will be counted for the purpose of determining the number of common shares represented at the meeting, and will have the same effect as a negative vote for the purpose of determining whether the requisite vote has been obtained with respect to any matter voted upon at the meeting.

                            ELECTION OF DIRECTORS

         Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. The number of directors has been fixed at seven and the Board of Directors has nominated the persons listed below for election as directors at the annual meeting. Common shares of the Company represented at the annual meeting may only be voted for seven nominees. Each of the nominees for election as a director currently is serving as a member of the Board of Directors of the Company and previously was elected by the shareholders, except Wayne E. Thomas, who was elected by the Board of Directors in August 1996. If any of the nominees, each of whom has indicated his or her willingness to serve as a director if elected, is unable or declines to serve, a replacement nominee will be designated at the annual meeting or, in lieu thereof, the Board of Directors may reduce the number of persons to be elected as directors at the annual meeting. The Articles of Incorporation of the Company provide that directors must have actual ownership or all legal or constructive control of at least 400 common shares of the Company.

         The following table shows each nominee for election as a director of the Company, his or her age, present positions and offices with the Company, principal occupation and the name and principal business of the corporation or other organization in which such occupation has been carried on, the year he or she first became a director of the Company and directorships in certain other corporations, based upon information furnished to the Company by each nominee or otherwise available to the Company. Unless otherwise indicated, each nominee for election as a director of the Company has engaged in the occupations stated below for at least the last five years. No family relationships exist between or among any nominee, director or executive officer of the Company, except that Bryan G. Krantz is the son of Marie G. Krantz.

                                                                                              DIRECTOR
NOMINEE                                                                      AGE               SINCE
-------                                                                      ---              --------

KATHERINE F. DUNCAN                                                          69                1991
Private Investor; Director of Planned Giving of
Audubon Institute, Inc., which owns and operates
the Audubon Zoo and the Aquarium of the Americas.

RICHARD KATCHER                                                              78                1994
Practicing Attorney with Baker and Hostetler, Cleveland,
Ohio.

BRYAN G. KRANTZ                                                              36                1990
President and General Manager of the Company; Vice President
of Jefferson Downs Corporation, a company which owns a horse racing track that was used until 1992 to conduct live horse
racing in Louisiana; President of Finish Line Management


                                                                                              DIRECTOR
NOMINEE                                                                      AGE               SINCE
-------                                                                      ---              --------

Corporation, which operates certain off-track betting facilities in Louisiana.

MARIE G. KRANTZ                                                              61                1990
Chairman of the Board of Directors and Treasurer of the
Company; President of Jefferson Downs Corporation; Secretary-
Treasurer of Finish Line Management Corporation.

RONALD J. MAESTRI                                                            56                1991
Athletic Director, University of New Orleans.

CHARMAINE R. MOREL                                                           62                1987
Assistant to the Financial Manager, Fennelly & Bayley, Inc.,
d/b/a Mike's on the Avenue, a restaurant in New Orleans;
Secretary/Treasurer of Victory Management Group, a company
providing management services, from January 1993 to December
1995.

WAYNE E. THOMAS                                                              49                1996
Self-employed insurance agent.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company held four meetings during the fiscal year ended October 31, 1996. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of all committees on which he or she served held in such fiscal year during the time he or she served as a director or as a member of such committee.

         The Board of Directors has two standing committees, the Executive Committee and the Compensation Committee. The Executive Committee, which is currently comprised of Marie G. Krantz, Bryan G. Krantz and Ronald J. Maestri, did not meet during the fiscal year ended October 31, 1996. The Compensation Committee, which is currently comprised of Richard Katcher and Charmaine R. Morel, reviews executive compensation, makes recommendations to the Board of Directors concerning the same, and administers the Fair Grounds Corporation Stock Option Plan, including the selection of key employees to participate therein and the determination of options to be granted thereunder. The Compensation Committee met one time during the fiscal year ended October 31, 1996.

         The Company pays each director (including directors who are employees of the Company) a retainer of $3,600 annually, payable quarterly.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the common shares of the Company to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common shares of the Company. Based upon a review of these filings and written representations from the applicable reporting persons, the Company believes that its directors and executive officers complied with all applicable Section 16(a) filing requirements during the fiscal year ended October 31, 1996.


                    BENEFICIAL OWNERSHIP OF COMMON SHARES

         The following table sets forth certain information regarding the beneficial ownership of common shares of the Company, as of April 1, 1997, of
(i) each person who, to the knowledge of the Company, owns beneficially more than 5% of the outstanding common shares of the Company, (ii) each director and nominee for election as a director, (iii) each of the current executive officers of the Company listed in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. The information set forth in the following table is based upon statements filed by such persons with the Commission and information otherwise available to the Company. Unless otherwise indicated, each person has sole voting and investment power of the common shares of the Company beneficially owned by him or her.

                                                    AMOUNT AND NATURE                  PERCENTAGE
                                                      OF BENEFICIAL                       OF
BENEFICIAL OWNER                                        OWNERSHIP                       CLASS(A)
----------------                                    -----------------                  ----------

Katherine F. Duncan                                        480                               *
Richard Katcher                                            400                               *
Bryan G. Krantz                                        342,204 (b)(d)                     73.0%
Marie G. Krantz                                        340,584 (c)(d)                     72.7%
Ronald J. Maestri                                          480                               *
Charmaine R. Morel                                         480                               *
Wayne E. Thomas                                            400 (e)                           *
All Directors and Executive
Officers as a Group                                    344,824 (f)                        73.6%

---------------------------

*        Less than 1% of Class.

(a) The percentage of class beneficially owned has been computed on the basis of 468,580 common shares outstanding on April 1, 1997.

(b) Bryan G. Krantz has reported to the Commission that he is the beneficial owner of 340,104 common shares held by Marie G. Krantz as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding; 2,000 common shares held jointly by him and his wife, constituting less than 1% of the common shares outstanding; and 100 shares held by Jefferson Downs Corporation ("Jefferson Downs"), constituting less than 1% of the common shares outstanding. Bryan G. Krantz has the sole power to dispose or direct the disposition of the 340,104 common shares held by Marie G. Krantz as Voting Trustee, and shares with his wife the power to vote or direct the vote and to dispose or direct the disposition of the 2,000 common shares held jointly with her. He may be deemed to share with Marie G. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. Mr. Krantz's address is 1751
         Gentilly Boulevard, New Orleans, Louisiana 70119.

(c) Marie G. Krantz has reported to the Commission that she is the beneficial owner of 380 common shares held directly by her, constituting less than 1% of the common shares outstanding; and of 100 common shares held by Jefferson Downs, constituting less than 1% of the common shares outstanding; and that she may be deemed to be the beneficial owner of the 340,104 common shares held by her as Voting Trustee under the Voting Trust Agreement described below, constituting 72.6% of the common shares outstanding. In such capacity as Voting Trustee, Ms. Krantz has the sole power to vote or direct the vote of
         the 340,104 common shares held by her as Voting Trustee.   She also
         has the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of the 380 common shares held by her directly. She may be deemed to share with Bryan G. Krantz the power to vote or direct the vote and the power to dispose or direct the disposition of the 100 common shares held by Jefferson Downs. The Voting Trust Agreement, to which Bryan G. Krantz, Richard Katcher and Marie G. Krantz are parties, provides that title to the 340,104 common shares is vested in Marie G. Krantz as Voting Trustee during the term of the Voting Trust Agreement, and that in such capacity she may exercise all rights of a holder of common shares of the Company, including the right to vote such common shares; however, the common shares which are subject to the Voting Trust Agreement may not be transferred, sold, assigned or otherwise disposed of by Marie G. Krantz during the term of the Voting Trust Agreement, other than in connection with any corporate event or action which affects common shares other than the common shares subject to the Voting Trust Agreement. Bryan G. Krantz is not entitled during the term of the Voting Trust Agreement to vote the common shares subject to the Voting Trust Agreement; however, he does have the right to receive any and all dividends and distributions made by the Company to the holders of common shares. The Voting Trust Agreement is for an initial term of 15 years, is irrevocable during its term, and is to survive the death of the grantors under the Voting Trust Agreement. It may be extended for an additional ten years at the written request of such grantors. Ms. Krantz's address is 1751 Gentilly Boulevard, New Orleans, Louisiana 70119.

(d) Bryan G. Krantz and Marie G. Krantz, who together are the beneficial owners of an aggregate of 342,584 common shares, constituting approximately 73.2% of the common shares outstanding, have reported to the Commission that they constitute a "group" within the meaning of section 13(d)(3) of the Exchange Act. By virtue of their beneficial ownership of common shares of the Company and the matters set forth in filings made by them under Section 13(d) of the Exchange Act, Marie G. Krantz and Bryan G. Krantz may be deemed to be controlling persons of the Company.

(e)      Mr. Thomas purchased 400 common shares in April 1997.

(f) See notes (b) - (e) above. The number of common shares shown as beneficially owned includes any directors qualifying shares held by each director and nominee for election as a director.

CHANGE IN CONTROL; PLEDGE OF COMMON SHARES

         In April 1996, Richard Katcher, Trustee u/t/a/ between John G. Masoni and John G. Masoni, Trustee, pursuant to a restatement of his Trust Agreement dated April 19, 1991, as modified (the "Trust"), transferred the 339,604 common shares of the Company then owned by the Trust to Bryan G. Krantz for an aggregate consideration of $9,984,358. Such purchase price was evidenced by a promissory note (the "Note") in the principal amount of $9,984,358, bearing interest at the rate of 5.76% per annum. Interest accrues on the Note until the first to occur of (i) the expiration of three years from the date of the Note or (ii) the death of Helen Masoni, whereupon such accrued interest is due and payable. Thereafter, interest is due and payable quarterly. The principal balance of the Note is due and payable in full nine years from the date of the Note. The Note may not be prepaid in whole or in part.

         The Note is a nonrecourse obligation, but is secured by a Stock Pledge Agreement executed by Bryan G. Krantz and Marie G. Krantz, in her capacity as Voting Trustee under the Voting Trust Agreement described herein, in favor of the Trust. Accordingly, in the event of a default on the Note, the Trust is limited to foreclosure of the common shares which are the subject of such Stock Pledge Agreement, although such rights are subordinate to the security interest of the First National Bank of Commerce, as described below.

         Simultaneously with the transfer of such common shares from the Trust to Bryan G. Krantz, as described above, Bryan G. Krantz and the Trust entered into an Amendment to Voting Trust Agreement with Marie G. Krantz as Voting Trustee, pursuant to which the parties, among other things, (i) agreed to the cancellation of a voting trust certificate previously issued to the Trust and the issuance of a new voting trust certificate to Bryan G. Krantz relating to the 339,604 common shares acquired from the Trust; (ii) confirmed that such common shares remain subject to the terms and conditions of the Voting Trust established pursuant to the Voting Trust Agreement; and (iii) confirmed that the common shares transferred to Bryan G. Krantz by the Trust remain subject to the pledge agreement described below in favor of the First National Bank of Commerce.

         All of the 342,584 common shares of the Company owned in the aggregate by Marie Krantz, Bryan Krantz, Vickie Krantz and Jefferson Downs are subject to pledge agreements (the "Pledge Agreements") in favor of the First National Bank of Commerce ("FNBC"), as security for the Company's obligations under a Loan Agreement entered into with FNBC in 1995 and amended and restated in 1997 (as so amended and restated, the "Loan Agreement"). Pursuant to the Pledge Agreements, each such shareholder has granted to FNBC a security interest in all common shares of the Company owned by such shareholder, and in any additional common shares which may be received. So long as the Company's indebtedness under the Loan Agreement remains outstanding, the common shares subject to the Pledge Agreements may not be sold, transferred or disposed of in any way. Unless and until an event of default occurs, each shareholder is entitled to exercise all voting rights and receive all dividends with respect to such shares. In the event of a default, including a default under any other guaranty or security agreement entered into in connection with the Loan Agreement, FNBC will be entitled, among other things, to transfer all or part of the pledged shares into its name, exercise all voting rights and sell all or any part of such shares. Any such sale of all or a substantial portion of the common shares subject to the Pledge Agreements would result in a change of control of the Company.


                            EXECUTIVE COMPENSATION


SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 1996, October 31, 1995 and October 31, 1994 of the chief executive officer of the Company. No executive officer of the Company received salary and bonus totalling more than $100,000 for the fiscal year ended October 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                      Annual Compensation
                                           ------------------------------------------
                                                                              Other
                                                                             Annual           All Other
Name and                                                                     Compen-            Compen-
Principal Position        Year             Salary           Bonus            sation(1)          sation
------------------        ----             ------           -----            ------           ----------

BRYAN G. KRANTZ           1996             $ 75,000         $  0               --             $3,600(2)
  President and           1995               75,000            0               --              3,600
  General Manager         1994               75,000            0               --              3,600


------------------------------------

(1) For each of the fiscal years listed, Mr. Krantz did not receive perquisites or other personal benefits in excess of the amounts required to be disclosed under the rules on executive compensation disclosure adopted by the Commission; accordingly, such amounts are omitted from this column.

(2) Consists of the annual retainer paid to Mr. Krantz as a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
         COMPENSATION

         The Board of Directors of the Company has designated a Compensation Committee (the "Compensation Committee") to review and make recommendations regarding the compensation for executive officers of the Company and to administer the Company's Stock Option Plan. The

Compensation Committee is currently composed of two directors who have never served as officers of the Company.

         The policies of the Compensation Committee are intended to motivate, retain and attract management and to enhance the profitability of the Company and, thus, shareholder value. The Compensation Committee believes that the components of compensation for the Company's executive officers should be annual salaries and, where appropriate, bonuses and stock options.

         Salaries for executive officers are generally reviewed on an annual basis and may be increased based upon the determination that the individual's performance and contribution to the Company merit such an increase. No objective, performance-based criteria have been established for use in determining executive compensation. The Compensation Committee has noted, however, that since the Company is in a highly competitive industry and continues to operate in a difficult competitive environment in Louisiana, any review of, and decisions with respect to, executive compensation must be made in light of other Company policies which are designed to control costs and improve operating performance.

         In light of the uncertainties resulting from the December 17, 1993 fire and the difficult competitive environment in Louisiana, the Compensation Committee concluded in 1996 that the annual salaries of Marie G. Krantz, the Chairman of the Board, and Bryan G. Krantz, the Company's President and Chief Executive Officer, should remain at $75,000 each for fiscal 1996, which was the level to which these executive officers voluntarily reduced their annual salaries in fiscal 1993, and Ms. Krantz and Mr. Krantz agreed that their annual salaries should continue at that reduced level.

         The Compensation Committee recognizes that bonuses can be an important component of executive compensation and can be granted based on corporate and individual performance. While the Compensation Committee may propose the implementation of a formal bonus program at some time in the future, it concluded that no such proposal would be made in fiscal 1996 in view of the above-stated uncertainties and difficulties. The Compensation Committee has also confirmed that in the future it may recommend the payment of bonuses to officers on the basis of corporate or individual performance, in the absence of a formal bonus program and without necessarily having established performance-based criteria.

         Long-term incentive compensation has been available through the Company's Stock Option Plan, the purpose of which is to provide an incentive and inducement to key employees of the Company to remain in the Company's employment and to participate in the ownership and successful operation of the Company's business. No specific performance criteria have been followed in making option grants; rather, eligibility for grants has been determined on a case-by-case basis in light of overall performance and contribution to the Company. No options were granted during the 1996 fiscal year. The Compensation Committee continues to believe, however, that in the future grants of stock options can be used to (i) encourage and facilitate personal stock ownership by key executives; (ii) strengthen the personal commitment of such officers to the Company; and (iii) provide a direct link between the interests of the officers and those of the Company's other shareholders.

         In view of the difficulties caused by the fire and the uncertainties resulting therefrom and because of the continued difficult competitive environment in the Louisiana gaming industry, the Compensation Committee concluded in 1996 that the adoption of more specific compensation policies or criteria, or any attempt to relate them to corporate performance, would be further deferred.

Members of the Compensation Committee:    Richard Katcher
                                          Charmaine R. Morel


PERFORMANCE OF COMMON SHARES

         The following compares the cumulative total shareholder return on investment (the change in year-end stock price plus reinvestment of dividends) for each of the last five fiscal years, assuming that $100 was invested on October 31, 1991 in each of (i) Fair Grounds Corporation, (ii) a group of stocks consisting of all domestic companies whose stocks are listed on The Nasdaq Stock Market and (iii) a group of stocks consisting of non-financial industry stocks listed on The Nasdaq Stock Market. The Total Return Index for The Nasdaq Stock Market and the Total Return Index for Nasdaq Non-Financial Stocks were prepared by the Center for Research in Securities Prices at the University of Chicago.



                               1991        1992          1993         1994         1995           1996
                               ----        ----          ----         ----         ----           ----

 Fair Grounds Corp.             100       121.67         80.67        80.67       168.17         134.17

 CRSP NASDAQ                    100       112.76        145.29       146.07       196.74         232.22

 CRSP Non-Financial             100       106.38        137.28       136.22       182.60         211.44


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors served on the Compensation Committee of the Board of Directors of the Company during the fiscal year ended October 31, 1996: Richard Katcher, Charmaine R. Morel and (until his resignation from the Board of Directors in August 1996) Donald L. Peltier. The Trust, of which Mr. Katcher is trustee, is a party to a Pledge Agreement entered into in connection with the financing obtained by the Company under the Loan Agreement. See "Beneficial Ownership of Common Shares."

CERTAIN TRANSACTIONS

         The Company is a party to a Management Agreement (the "Management Agreement") with Finish Line Management Corporation ("Finish Line"). The Management Agreement provides that Finish Line is to operate former Jefferson Downs tele-track facilities in Terrebonne, St. Tammany and Jefferson Parishes, Louisiana for a period of ten years, commencing November 1, 1992, with the option granted to Finish Line to extend the term of the Management Agreement for two additional five-year periods. The Management Agreement provides that Finish Line is to have the exclusive responsibility for the direction, supervision, management and operation of such facilities, is to collect all monies from such operation and is to pay all expenses in connection therewith. The Company is to receive 0.1% of the gross pari-mutuel handle at such facilities, and Finish Line is to receive monthly compensation equal to the difference between the gross receipts collected at such facilities less all expenses (including the payment to the Company described above) paid by Finish Line. In addition, Finish Line is to indemnify the Company for, among other things, all obligations under the leases assigned by Jefferson Downs to the Company. During the fiscal year ended October 31, 1996, Finish Line paid the Company $88,835 under the Management Agreement, host track fees of $363,275 and purse supplements of $4,337,179. As of October 31, 1996, the Company had accounts payable to Finish Line in the aggregate amount of $88,227.

         The Company, Jefferson Downs and Finish Line are parties to an agreement with Video Services, Inc. ("VSI"), whereby VSI has the exclusive right and license to install, maintain and operate video draw poker devices at the Fair Grounds Race Course and Jefferson Downs Race Course and at the tele-tracks operated by the Company, Jefferson Downs and Finish Line. Such agreement was entered into in November 1992 for an initial term of five years, with an option by VSI to extend the term for an additional five years, which option has been exercised. The agreement provides that the Company is to receive a percentage of the revenues from the operation of the devices installed at the Company's facilities. Such percentage is calculated on the basis of the average amount collected daily from each device during each month, after the payment of prizes, taxes and fees. The devices installed by VSI pursuant to such agreement remain the property of VSI. As of October 31, 1996, there were a total of 234 devices in operation at all of the Company's facilities (excluding the tele-tracks operated for the Company by Finish Line) and 419 devices in operation at facilities managed by Finish Line. In fiscal 1996, the Company received gross video poker revenue of $1,955,551, including amounts to be paid as purse supplements of $821,973. In addition, such agreement provides that the Company,





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Jefferson Downs and Finish Line are entitled to receive an annual promotional allowance from VSI in the aggregate amount of $270,000, which for the fiscal
year ended October 31, 1996 was paid in full to the Company.   The agreement
also provides for advances annually from VSI against future revenues of up to $1 million in the aggregate to the Company, Jefferson Downs and Finish Line. The Company received all of such advance during the year ended October 31, 1996 and has also received such an advance during the current fiscal year. The Company anticipates that it will continue to receive revenues pursuant to the agreement with VSI.

         Marie Krantz is a director, the President and the owner of 66 2/3% of the outstanding common stock, and Bryan Krantz is a director, Vice President and the owner of 33 1/3% of the outstanding common stock, of Jefferson Downs. Marie Krantz is a director, executive officer and the owner of 66 2/3% of the outstanding common stock, and Bryan Krantz is a director, executive officer and the owner of 33 1/3% of the outstanding common stock, of Finish Line. By virtue of such positions and ownership and their positions with and relationship with such entities, the Company, Finish Line and Jefferson Downs may be deemed to be affiliates.

         Marie Krantz and Bryan Krantz each own 50% of the outstanding common stock of Continental Advertising, Inc. ("Continental"), an advertising agency which provided advertising services to the Company during the last fiscal year. During the 1996 fiscal year, the Company made advances to Continental of $341,000. As of October 31, 1996, the Company was due $64,800 from Continental. The Company is continuing to utilize Continental's services during the current fiscal year.

         As described elsewhere herein, the Company and FNBC are parties to the Loan Agreement, and the Company's indebtedness thereunder has been guaranteed by Finish Line. In addition, Marie G. Krantz has granted FNBC a security interest in certain investment securities held by her, and Finish Line and Jefferson Downs have granted to FNBC a security interest in substantially all of the property, furniture, fixtures and equipment owned by each such corporation. Also in connection with the Loan Agreement, each of Marie Krantz, Bryan Krantz, Vickie Krantz, Richard Katcher and Jefferson Downs has pledged to FNBC all of the common shares of the Company owned by such shareholder.

         In connection with payment by the Company during 1996 of the remaining principal balance of a mortgage loan due to Louie J. Roussel, III, Marie G. Krantz made a short-term loan of $1 million to the Company in October 1996.
The loan bore interest at the rate of 8.25%, and was repaid in full together with all accrued interest, in January 1997. Total interest paid to Marie G. Krantz under such short-term loan was approximately $15,000.

         From time to time, persons who are officers, directors or principal shareholders of the Company own or have interests in horses racing at the Company's race track. Such races are conducted under the rules and regulations of the Louisiana Racing Commission, and no officer, director or principal shareholder receives any extra or special benefits not shared by all others so racing.





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


                    RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected the firm of Rebowe & Company, CPAs (a professional corporation) to audit the financial statements of the Company for the fiscal year ending October 31, 1997, and, in accordance with the Board of Directors' policy of seeking annual shareholder ratification of the selection of auditors, requests that such selection be ratified. Rebowe & Company or its predecessor has audited the Company's financial statements for the past several fiscal years.

         A representative of Rebowe & Company will be present at the annual meeting, will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF REBOWE & COMPANY TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING OCTOBER 31, 1997.


                            SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS TO BE PRESENTED AT ANNUAL MEETINGS

         The Company's Bylaws provide that a shareholder who desires to propose any business at an annual meeting of shareholders must give the Company written notice, which must be received by the Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Louisiana law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of the shareholder who intends to propose such business; (c) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (d) any material interest of the shareholder in such business. The Chairman of the meeting may refuse to transact any business presented at any meeting without compliance with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

SHAREHOLDER NOMINATIONS FOR DIRECTORS

         The Company's Bylaws provide that a shareholder who desires to nominate directors at a meeting of shareholders must give the Company written notice, which must be received by the





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

Company not later than ten days following the date on which the Company first gives written or printed notice to shareholders of such meeting, or, if the meeting is adjourned and the Company is required by Louisiana law to give notice of the adjourned meeting date, within five days after the date on which the Company first gives written or printed notice to shareholders of such adjourned meeting, setting forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in an information statement filed pursuant to the rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person if a shareholder has failed to comply with the foregoing procedure. The ten-day period referred to above will expire ten days after the date on which the accompanying notice of annual meeting of shareholders is first mailed to shareholders of the Company.

                                OTHER MATTERS

         The Board of Directors does not intend to bring any business before the annual meeting other than that stated herein and is not aware of any other matters that may be presented for action at the meeting.

                                        By Order of the Board of Directors



                                        JoAn B. Stewart
                                        Secretary

April 30, 1997





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